Exhibit 10.02

                           SALES AGREEMENT FOR 1 (ONE)
                      PRATT AND WHTINEY GG4A-7 GAS TURBINE

This agreement dated April 26, 2002 is made by and between AES Alamitos L.L.C. whose address is 690 Studebaker Road, California, referred as a "Seller" and Mid-Power Service Corporation, whose address is 3800 Howard Hughes Parkway, Las Vegas, Nevada 89109, referred as a "Buyer".

1. Contract Formation. By this Agreement, Seller offers to enter into a contract with Buyer solely upon the terms and conditions stated herein. Any additional or different terms and conditions proposed by Buyer prior to the execution of this Agreement are hereby expressly rejected. Any additional or different terms and conditions proposed by Buyer after the date of this Agreement shall be of no force and effect unless expressly agreed to in writing by Seller. Buyer accepts and shall be bound by the terms and conditions of this Agreement upon the earlier of (1) the date on which it executes and returns the acknowledgment copy or (2) when it commences performance. No other form of acceptance shall be binding on Seller. Herby, Seller agrees to sell and Buyer agrees to buy equipment described in article 2.

2. Equipment for Sale, Price of equipment. Seller is the owner of the following assets: 1 ea GG4A-7 non-flight Pratt and Whitney turbine engine, referred as "Equipment" whose serial number is - "675109". Total sale price of Equipment excluding taxes, fees and other applicable charges is $450,000 (Four Hundred Fifty Thousand US dollars). Buyer shall pay all transfer and sales taxes, fees and all other applicable charges required by federal, state and local rules and regulations.

3. Terms and method of payment. Payment shall be made by certified check presented on the date of sale. If in Seller's judgment Buyer's financial condition does not justify the terms of payment specified herein, Seller may cancel this contract.

4. Title and Delivery. Unless otherwise set forth on the face of this Sales Agreement, equipment shall be delivered F.O.B. Seller's Plant, and title and liability for loss or damage shall pass to Buyer upon Seller's tender of delivery of the goods to carrier for shipment to Buyer. Any loss or damage thereafter shall not relieve Buyer from any obligations hereunder. Buyer shall bear all insurance and transportation expenses, including but not limited to, responsibility for any associated taxes, duties and other expenses incurred and documentation, licenses, or clearances required at port to entry and destination. Buyer shall pay $20,000 deposit for 1 (one) shipping frame provided by Seller upon Buyer's request. The shipping frame shall be returned within 30 days from the date of the equipment delivery. The shipping frame deposit return terms shall be net 30 days from the date of the shipping frame delivery to the Seller's plant. Buyer shall pay all expenses related to usage and return of the shipping frame.

         Seller shall indemnify Buyer up to the full amount of the Purchase Price from and against any claim successfully brought by any third party under California Civil Code ss. 3440, et seq. to avoid the transfer of the Equipment.

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5.       Disclaimer of warranties and indemnities.

5.1 Equipment described in article 2 shall be sold in "AS IS, WHERE IS" condition with no warranty expressed or implied. Seller makes no warranties expressed or implied, including but not limited to, any expressed or implied warranty or merchantability or fitness for a particular purpose whatsoever as to the equipment sold to Buyer hereunder, and does not indemnify Buyer against infringement of any patent, trademark or copyright. Seller's disclaimer of warranties as hereinabove set forth shall not be diminished or affected by, and no obligation or liability shall arises or grow out of, Seller's rendering of technical advice or service in connection with equipment furnished hereunder.

5.2 Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California and has full power and authority to own, lease, and operate its properties and to carry on its business as it is now being conducted and to sell the goods described herein.

5.3 Seller has all necessary power and authority and has taken all action necessary to enter into this Agreement to consummate the transaction contemplated hereby and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Seller and is a valid and binding obligation of Seller, enforceable against it in accordance its respective terms subject to the effect of applicable bankruptcy, insolvency, reorganization and other similar laws relating to or affecting the rights of creditors generally and limitations imposed by equitable principals, whether considered in a proceeding at law or in equity, and at the discretion of the court for which any proceeding therefore may be brought.

5.4 To the best of Seller's knowledge there are no legal actins, suits, investigations or proceedings at law or in equity or before or by any governmental authority or instrumentality or before any arbitrator of any kind, pending, or, to Seller's knowledge, threatened, against Seller which, if determined adversely against Seller, would have a material adverse effect on Seller's ability to sell the goods to Buyer.

5.5 Seller has good, valid and marketable title to the goods, free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and other encumbrances and defects of title of any nature whatsoever. To Seller's knowledge and belief, all licenses, permits and authorizations in any manner related to the goods and agreements pursuant to which Seller has obtained the rights to use the goods are in good standing, valid and effective in accordance with their respective terms, and there is not under any such instruments, documents or agreements any existing default or event which notice or lapse of time, or both, would constitute a default.

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6. Indemnity.  Buyer agrees to defend,  indemnify and hold harmless Seller,  its officers, agents and employees from and against all claims, losses, costs, expenses, damages arising form or related to property damage, economic injury, or bodily injury (including death) or should this be of whatsoever kind or nature arising out of Buyer's, its employee's, officer's and agents' removal form Seller's site, use or misuse, transportation, storage and disposal of the equipment sold by Buyer hereunder. Buyer shall indemnify Seller of any sales taxes arising from this agreement.

7. Time. Time is expressly agreed to be of the essence of this Agreement and each and every and all of the terms and conditions and provisions herein.

8. Governing Law. The formation, interpretation and performance of this Agreement shall be governed by the internal laws of the State of California, including, expect to the extent that the terms and conditions of this Agreement are clearly inconsistent therewith, any applicable provisions of California's Uniform Commercial Code.

9. Compliance with Laws. Buyer represents and warrants that it is familiar with, and at all times shall comply with all applicable federal, state, and local laws, ordinances, rules, regulations, and executive orders, and applicable safety orders, and all orders or decrees of administrative agencies, courts, or other legally constituted authorities having jurisdiction or authority over Seller, Buyer, or the equipment furnished under this Agreement, which may now or hereafter exist.

10.      Cancellation.

         10.1 Seller may terminate all or any part of this Agreement upon the occurrence of any of the following events: (1) Buyer becomes bankrupt or insolvent: or (2) Buyer fails to perform or violates any of the provisions of this Agreement. Upon such termination Buyer shall be liable to Seller for any and all loss, damage, penalties and excess cost incurred by Seller caused by Buyer's failure to execute the requirements of this order. The remedies herein shall be inclusive and additional to any other remedies in law or equity, and not action by Buyer shall constitute waiver of any such right or remedy.

         10.2 Seller may suspend or terminate all or any part of this Agreement at any time for its sole convenience by written notice to Buyer. Termination shall be effective upon actual receipt by Buyer or its representative of the notice, or 48 hours after deposit of the notice in the U.S. mail whichever occurs first.

11. Validity. The invalidity, in whole or in part, of any terms or condition of this Agreement shall not affect the validity of any of the remaining terms or conditions.

12. Disputes. In the event of any litigation to enforce or interpret any terms or conditions of this Agreement, the parties agree that such action will be brought in the Superior Court of the County of Los Angeles, California (or, if the federal courts have exclusive jurisdiction over the subject matter of the dispute, in the U.S. District Court of the Central District of California), and

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the parties hereby submit to the exclusive  jurisdiction  of said court.  In any action in Litigation to enforce or interpret any of the terms or conditions of this Agreement, the prevailing party shall be entitled to recover from the unsuccessful party all costs, expenses (including expert testimony), and reasonable attorneys' fees incurred therein by the prevailing party. In no event shall the litigation of any controversy or the settlement thereof delay the performance of this Agreement.

13. Survival. The obligations imposed on Buyer by Articles 5 and 6 shall survive cancellation or termination of this Agreement and final payment for equipment.

14. Remedies. The remedies reserved in this Agreement are cumulative and in addition to any other remedies in law or equity which may be available to Seller. The election of one or more remedies shall not bar the use of other remedies unless the circumstances make the remedies incompatible.

15. Complete Agreement. This Agreement sets forth the entire agreement between Buyer and Seller, and supersedes all other oral or written provisions. THE PARTIES HEREBY AGREE THAT NO TRADE USAGE, PRIOR COURSE OF DEALING, OR COURSE OF PERFORMANCE UNDER THIS AGREEMENT SHALL BE A PART OF THIS AGREEMENT OR SHALL BE USED IN THE INTERPRETATION OR CONSTRUCTION OF THIS AGREEMENT. No modification of any of the provisions shall be binding of Seller unless expressly agreed to in writing.

16. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and when taken together with other signed counterparts shall constitute Agreement binding all the parties.


AGREED and ACCEPTED this 24th day of May, 2002 (the "Effective Date").


Seller:                                            Buyer:
AES Alamitos L.L.C.                                Mid-Power Service Corporation


By: /s/ Donald C. Vawter                           By: /s/ James W. Scott
   ------------------------------                     --------------------------
Signature:                                              Signature:

Printed Name:  Donald C. Vawter                    Printed Name:  James W. Scott
Title: Vice President                              Title: President

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